UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2022

ARCH THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N|A	N|A	N|A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On July 7, 2022, Arch Therapeutics, Inc. (the “Company”) announced that it had entered into a Securities Purchase Agreement (the “SPA”) with certain institutional and accredited individual investors (collectively, the “Investors”) providing for the issuance and sale by the Company to the Investors of an aggregate of (i) Senior Secured Convertible Promissory Notes (each a “2022 Note” and collectively, the “2022 Notes”) in the aggregate principal amount of $4.23 million, which includes an aggregate $0.705 million original issue discount in respect of the 2022 Notes; (ii) Warrants (the “2022 Warrants”), to purchase an aggregate of 85,110,664 shares (the “Warrant Shares”) of common stock, par value $0.001 per share (the “Common Stock”); and (iii) 12,766,600 shares of Common Stock (the “Inducement Shares”) equal to 15% of the principal amount of the 2022 Notes divided by the closing price of the Common Stock immediately prior to the Closing Date (as defined below).  The 2022 Notes, 2022 Warrants and Inducement Shares were issued as part of a convertible note offering authorized by the Company’s board of directors (the “Convertible Notes Offering”). The aggregate gross proceeds for the sale of the 2022 Notes, 2022 Warrants and Inducement Shares will be approximately $3.5 million, before deducting the placement agent’s fees and other estimated fees and offering expenses payable by the Company. The closing of the sales of these securities under the SPA occurred on July 6, 2022 (the “Closing Date”).

The Company retained a placement agent in connection with the private placement of $2.4 million of the 2022 Notes to the institutional investors.

Terrence Norchi, the Company’s President and Chief Executive Officer; Michael Abrams, the Company’s Chief Financial Officer; and Laurence Hicks, a member of the Company’s board of directors, through Drake Partners LLC, participated in the Convertible Notes Offering for an aggregate of $80,000.

In addition, as a part of the Convertible Notes Offering, certain holders (the “Series Holders”) of the Company’s 10% Series 1 Convertible Notes and 10% Series 2 Convertible Notes (the “Series Notes”) have agreed to exchange their Series Notes for promissory notes of the Company on substantially similar terms to those of the 2022 Notes (the “Exchanged Notes”). In connection with the issuance of the Exchanged Notes, the Series Holders entered into a subordination agreement on the Closing Date to subordinate their rights in respect of the Exchange Notes to the rights of the Investors in respect of the 2022 Notes.

Use of Proceeds

The net proceeds to the Company from the Convertible Notes Offering, after deducting the placement agent’s fees and the Company’s other estimated fees and offering expenses and excluding the proceeds, if any, from the conversion of the 2022 Notes and the exercise of the 2022 Warrants, are expected to be approximately $3.1 million. The Company intends to use the net proceeds from the Convertible Notes Offering primarily for working capital and general corporate purposes, and has not allocated specific amounts for any specific purposes.

2022 Notes

The 2022 Notes become due and payable on January 6, 2024 (the “Maturity Date”) and may not be prepaid, in whole or in part, at any time except with the written consent of the lead investor, with such prepayment amounts subject to adjustment as a result of certain time-based prepayment premiums set forth in the 2022 Notes; provided, that, the written consent of the lead investor is not required in connection with a prepayment made from the proceeds of an Uplist Transaction (as defined below). The 2022 Notes bear interest on the unpaid principal balance at a rate equal to ten percent (10%) (computed on the basis of the actual number of days elapsed in a 360-day year) per annum accruing from the Closing Date until the 2022 Notes become due and payable at maturity or upon their conversion, acceleration or by prepayment, and may become due and payable upon the occurrence of an event of default under the 2022 Notes. Any amount of principal or interest on the 2022 Notes which is not paid when due shall bear interest at the rate of the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum amount allowed by law from the due date thereof until payment in full (the “Default Interest”).

The 2022 Notes are convertible into an aggregate of 92,560,175 shares of Common Stock (such shares of Common Stock, the “Conversion Shares”) at the option of each holder of the 2022 Notes from the Closing Date at the Conversion Price (as defined below) through the later of (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in the 2022 Note); provided, however, certain 2022 Notes include a provision preventing such conversion if, as a result, the holder, together with its affiliates and any other persons whose beneficial ownership of Company Common Stock would be aggregated with the holder’s, would be deemed to beneficially own more than 4.99% of the Company’s Common Stock (the “Notes Ownership Limitation”) immediately after giving effect to the Conversion; and provided further, the holder, upon notice to the Company, may increase or decrease the Notes Ownership Limitation; provided that (i) the Notes Ownership Limitation may only be increased to a maximum of 9.99% of the Company’s Common Stock; and (ii) any increase in the Notes Ownership Limitation will not become effective until the 61st day after delivery of such waiver notice. The initial conversion price of the 2022 Notes (the “Conversion Price”) shall be equal to $0.0457, or the lesser of (i) the closing price of the Company’s Common Stock; and (ii) the average of the daily volume weighted average price of the Company’s Common Stock for the five days prior to the Closing Date, and it may be reduced or increased proportionately as a result of any stock dividends, recapitalizations, reorganizations, and similar transactions.  If the Company fails to deliver the shares of Common Stock issuable upon a conversion by the Deadline (as defined in the 2022 Notes), then the Company is obligated to pay such 2022 Note holder $5,000 per day in cash for each day beyond the Deadline.

The 2022 Notes contain customary events of default, which include, among other things, (i) the Company’s failure to pay when due any principal or interest payment under the 2022 Notes; (ii) the insolvency of the Company; (iii) delisting of the Company’s Common Stock; (iv) the Company’s breach of any material covenant or other material term or condition under the 2022 Notes; and (v) the Company’s breach of any representations or warrants under the 2022 Notes which cannot be cured within five (5) days. Further, events of default under the 2022 Notes also include (i) the unavailability of Rule 144 on or after January 6, 2023; (ii) the Company’s failure to deliver the shares of Common Stock to the 2022 Note holder upon exercise by such holder of its conversion rights under the 2022 Note; (iii) the Company’s loss of the “bid” price for its Common Stock and/or a market and such loss is not cured during the specified cure periods; and (iv) the Company’s failure to complete an uplist to any of the Nasdaq Global Market, Nasdaq Capital Market, New York Stock Exchange or NYSE American by February 15, 2023 (an “Uplist Transaction”).

Upon an event of default, the 2022 Notes shall become immediately due and payable and the Company shall pay to each 2022 Note holder an amount equal to 125% (the “Default Premium”) multiplied by the sum of the outstanding principal amount of the 2022 Notes plus any accrued and unpaid interest on the unpaid principal amount of the 2022 Notes to the date of payment, plus any Default Interest and any other amounts owed to the Holder under the SPA (the “Default Amount”); provided that, upon any subsequent event of default not in connection with the first event of default, such holder shall be entered to an additional five percent (5%) to the Default Premium for each subsequent event of default. At the election of each 2022 Note holder, the Default Amount may be paid in cash or shares of Common Stock equal to the Default Amount divided by the Conversion Price at the time of payment.

2022 Warrants

The 2022 Warrants will (i) have an exercise price of $0.0497 per share; (ii) have a term of exercise equal to 5 years after their issuance date; (iii) be exercisable immediately after their issuance; and (iv) have a provision preventing the exercisability of such 2022 Warrant if, as a result of the exercise of the 2022 Warrant, the holder, together with its affiliates and any other persons whose beneficial ownership of Company Common Stock would be aggregated with the holder’s, would be deemed to beneficially own more than either 4.99% or 9.99% of the Company’s Common Stock (the “Warrant Ownership Limitation”) immediately after giving effect to the exercise of the 2022 Warrant. The holder, upon notice to the Company, may increase or decrease the Warrant Ownership Limitation; provided that (i) the Warrant Ownership Limitation may only be increased to a maximum of 9.99% of the Company’s Common Stock; and (ii) any increase in the Warrant Ownership Limitation will not become effective until the 61st day after delivery of such waiver notice. The number of shares of the Company’s Common Stock into which each of the 2022 Warrants is exercisable and the exercise price therefor are subject to adjustment as set forth in the 2022 Warrants, including adjustments for stock subdivisions or combinations (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise).

Registration Rights Agreement

On the Closing Date, the Company entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company is obligated, subject to certain conditions, to file with the Securities and Exchange Commission within 45 days after the Closing Date one or more registration statements (any such registration statement, a “Resale Registration Statement”) to register the Inducement Shares, the Conversion Shares and the Warrant Shares for resale under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s failure to satisfy certain filing and effectiveness deadlines with respect to a Resale Registration Statement and certain other requirements set forth in the Registration Rights Agreement may subject the Company to payment of monetary penalties.

Security Agreement

In connection with the issuance of the 2022 Notes, the Company entered into a security agreement with the Investors on the Closing Date (the “Security Agreement”), pursuant to which the Company and each of its subsidiaries (together with any persons who execute a joinder to the Security Agreement, the “Debtors”) provided as collateral to the Investors a security interest in, and a lien on, substantially all of the Debtors. Upon an event of default under the 2022 Notes, each Investor may exercise its rights to the collateral pursuant to the terms of the Security Agreement.

Certain Restrictions on Activities

The SPA contains certain restrictions on the Company’s ability to conduct subsequent sales of its equity securities and certain business activities. In particular, subject to certain customary exemptions, from the Closing Date, until 30 days after the Resale Registration Statement goes effective, the Company shall not file any registration statement with respect to the Company’s Common Stock. Similarly, commencing on the Closing Date through January 6, 2023, the Company will be prohibited from (i) changing the nature of business, (ii) selling, divesting, acquiring, or changing the structure of any material assets other than in the ordinary course of business; or (iii) negotiating or entering into any variable rate debt transactions that does not contain a floor price that is more than $0.02485, or 50% the closing price of the Common Stock on the trading day immediately prior to the Closing Date; in each instance without each 2022 Warrant holder’s prior written consent, which shall not be unreasonably withheld.

The issuance and sale of the 2022 Notes, Conversion Shares, 2022 Warrants, Warrant Shares, and Inducement Shares (collectively, the “Securities”) has not been, and will not upon issuance be, registered under the Securities Act, and the Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Securities will be issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated under Securities Act based on the following facts: each of the Investors has represented that it is an accredited investor as defined in Rule 501 promulgated under the Securities Act; that it is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities; the Company used no advertising or general solicitation in connection with the issuance and sale of the Securities to the Investors; and the Securities will be issued as restricted securities. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy any of the Securities.

The preceding descriptions of the Securities Purchase Agreement, 2022 Notes and 2022 Warrants are qualified in their entirety by reference to the copies of the form of Securities Purchase Agreement, form of 2022 Note, form of 2022 Warrant, form of Registration Rights Agreement, and form of Security Agreement filed herewith as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5 to this Current Report on Form 8-K, respectively, which are incorporated herein by reference.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 2.03.

Item 3.02         Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 3.02.

Item 8.01         Other Events.

On July 7, 2022, the Company issued a press release announcing the Convertible Notes Offering. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01        Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit	Description
10.1	Form of Securities Purchase Agreement*
10.2	Form of 2022 Notes
10.3	Form of 2022 Warrant
10.4	Form of Registration Rights Agreement
10.5	Form of Security Agreement*
99.1	Press Release issued by Arch Therapeutics, Inc. on July 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Pursuant to Item 601(b)(10) of Regulation S-K, certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Further, the schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: July 8, 2022	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D. Title: President, Chief Executive Officer